Exhibit 99.1
FOR IMMEDIATE RELEASE

Heidrick & Struggles Delivers 7% Revenue Growth in Q1, Driving Strong Profitability

Q1 Revenue Exceeds High End of Outlook

All Business Segments Contribute to Consolidated Revenue Growth

First Quarter 2025 Financial Highlights:

•Net revenue of $283.6 million increased 6.9% year over year
•Adjusted EBITDA was $29.1 million with adjusted EBITDA margin of 10.3%
•Adjusted net income was $14.2 million with adjusted diluted earnings per share of $0.67
•Q2 2025 revenue outlook between $285 million and $305 million versus $278.6 million in year-ago period
•The Board of Directors declared a $0.15 per share cash dividend

CHICAGO, May 5, 2025 – Heidrick & Struggles International, Inc. (Nasdaq: HSII) (“Heidrick & Struggles”, “Heidrick” or the “Company”), a premier provider of global leadership advisory and on-demand talent solutions, today announced financial results for its first quarter ended March 31, 2025.

“Our first quarter results exceeded the high end of our outlook, a testament to our resilient business model, our team’s intense focus, and the deep trust that clients place in Heidrick,” said Tom Monahan, CEO of Heidrick & Struggles. “When navigating economic uncertainty, we remain committed to serving as a highly strategic advisor, helping organizations turn complexity into opportunity. In addition, our new leadership team is focused on sharpening execution and ensuring our professionals have the resources to deliver exceptional results.

While mindful of current macroeconomic conditions, we know that by staying close to our clients and enabling our exceptional professionals with new tools and solutions, we can continue to engineer differentiated, deep and durable client partnerships. We are confident in our ability to create lasting value for our clients, our people and our shareholders.”

Selected Consolidated Results
(Dollars in millions, except per share amounts, and average revenue per executive search in thousands)

	Three Months Ended March 31,
	2025	2024
Revenue before reimbursements (net revenue)	$283.6	$265.2

Adjusted results (a):
Adjusted EBITDA	$29.1	$25.9
Adjusted EBITDA margin	10.3%	9.8%
Adjusted net income	$14.2	$14.0
Adjusted diluted earnings per share	$0.67	$0.67

Selected Executive Search Data
Revenue before reimbursements (net revenue)	$213.4	$201.5
Ending number of consultants	427	424
Consultant productivity	$2.0	$1.9
Average revenue per executive search	$137	$136
Confirmations (% increase/decrease)	5.3%	(3.2)%

Selected On-Demand Talent Data
Revenue before reimbursements (net revenue)	$42.6	$37.9

Selected Heidrick Consulting Data
Revenue before reimbursements (net revenue)	$27.6	$25.9
Ending number of consultants	91	95

(a) Non-GAAP financial measures. See Non-GAAP Financial Measures, Reconciliations of Net Income (Loss) and Adjusted Net Income, and Reconciliations of Operating Income (Loss) to Adjusted EBITDA at the end of this press release for more information.

2025 First Quarter Results

Consolidated net revenue increased 6.9% to $283.6 million in the 2025 first quarter compared to consolidated net revenue of $265.2 million in the 2024 first quarter (up 8.1%, or $21.6M on a constant currency basis). The revenue increase was driven by year-over-year growth in each of the Company’s lines of business — Executive Search, On-Demand Talent, and Heidrick Consulting.

2025 first quarter net income was $13.3 million and diluted earnings per share was $0.62 which included an acquisition-related earnout and contingent compensation fair value adjustment of $1.3 million related to the On-Demand Talent segment. Excluding this charge, 2025 first quarter adjusted net income was $14.2 million compared to adjusted net income of $14.0 million in the 2024 first quarter. 2025 first quarter adjusted diluted earnings per share was $0.67, consistent with the prior year period.

Adjusted EBITDA increased $3.3 million to $29.1 million in the 2025 first quarter compared to $25.9 million in the 2024 first quarter, and 2025 first quarter adjusted EBITDA margin expanded 50 basis points to 10.3% compared to 9.8% in the 2024 first quarter.

Executive Search net revenue was $213.4 million in the 2025 first quarter compared to net revenue of $201.5 million in the 2024 first quarter, an increase of $11.9 million, or 5.9% (up 7.0% on a constant currency basis). The higher revenue versus the year-ago period was driven by increases in all regions including 5.7% in the Americas (up 6.3% on a constant currency basis), 9.4% in Europe (up 11.4% on a constant currency basis), and 1.2% in Asia Pacific (up 3.5% on a constant currency basis) when compared to the prior year first quarter.

Adjusted EBITDA increased $3.9 million to $52.3 million in the 2025 first quarter compared to $48.4 million in the 2024 first quarter, and 2025 first quarter adjusted EBITDA margin grew to 24.5% compared to 24.0% in the 2024 first quarter.

On-Demand Talent net revenue increased $4.7 million, or 12.4%, to $42.6 million in the 2025 first quarter compared to net revenue of $37.9 million in the 2024 first quarter (up $5.4 million, or 14.3% on a constant currency basis).

Adjusted EBITDA was $0.4 million in the 2025 first quarter compared to a loss of $0.9 million in the 2024 first quarter, and Adjusted EBITDA margin was 0.9% compared to (2.4)% in the 2024 first quarter.

Heidrick Consulting net revenue increased $1.8 million, or 6.8%, to $27.6 million in the 2025 first quarter compared to net revenue of $25.9 million in the 2024 first quarter (up $2.0 million, or 7.8% on a constant currency basis).

Adjusted EBITDA loss was $2.1 million in the 2025 first quarter compared to a loss of $2.0 million in the 2024 first quarter, and Adjusted EBITDA margin was (7.6)% compared to (7.8)% in the 2024 first quarter.

Dividend

The Board of Directors declared a 2025 first quarter cash dividend of $0.15 per share payable on May 29, 2025, to shareholders of record at the close of business on May 15, 2025.

2025 Second Quarter Outlook

The Company expects 2025 second quarter consolidated net revenue between $285 million and $305 million, which may be impacted by external factors, such as the foreign exchange and interest rate environments, foreign conflicts, inflation and macroeconomic constraints on pricing actions. In addition, this outlook is based on the average currency rates in March 2025 and reflects, among other factors, management's assumptions for the anticipated volume of new Executive Search confirmations, On-Demand Talent projects, and Heidrick Consulting assignments, consultant productivity, and consultant retention along with the current backlog.

Quarterly Webcast and Conference Call

Heidrick & Struggles will host a conference call to review its first quarter results today, May 5, 2025, at 5:00 pm Eastern Time. Participants may access the Company’s call and supporting slides through its website at www.heidrick.com or by dialing (800) 715-9871 or (646) 307-1963, conference ID# 4805686. For those unable to participate on the live call, a webcast and copy of the slides will be archived at www.heidrick.com and available for up to 30 days following the investor call.

About Heidrick & Struggles International, Inc.

Heidrick & Struggles (Nasdaq: HSII) is the world’s foremost advisor on executive leadership, driving superior client performance through premier human capital leadership advisory services. For more than 70 years, we’ve delivered value for our clients by leveraging unrivaled expertise to help organizations discover and enable outstanding leaders and teams. Learn more at www.heidrick.com.

Non-GAAP Financial Measures

To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Heidrick & Struggles presents certain non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of comprehensive income, balance sheets or statements of cash flow of the Company.

Non-GAAP financial measures used within this earnings release are adjusted net income, adjusted diluted earnings per share, adjusted effective tax rate, adjusted EBITDA, adjusted EBITDA margin, and net revenue excluding the impact of exchange rate fluctuations (referred to as constant currency). These measures are presented because management uses this information to monitor and evaluate financial results and allocate resources. Management believes this information is also useful for investors to evaluate the comparability of financial information presented. Reconciliations of these non-GAAP financial measures to the most directly comparable measures calculated and presented in accordance with GAAP are provided as schedules attached to this release.

Adjusted net income and adjusted diluted earnings per share are net income and diluted earnings per share excluding goodwill impairment, restructuring charges and earnout and acquisition contingent compensation fair value adjustments, net of tax.

Adjusted effective tax rate is effective tax rate excluding goodwill impairment, restructuring charges and earnout and acquisition contingent compensation fair value adjustments, net of tax.

Adjusted EBITDA refers to net income before interest, taxes, depreciation and amortization, as adjusted, to the extent they occur, for earnout accretion, earnout fair value adjustments, contingent compensation, deferred compensation plan income or expense, certain reorganization costs, impairment charges and restructuring charges.

Adjusted EBITDA margin refers to adjusted EBITDA as a percentage of net revenue in the same period.

The Company evaluates its results of operations on both an as reported and a constant currency basis. The constant currency presentation is a non-GAAP financial measure, which excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding its results of operations, consistent with how it evaluates its performance. The Company calculates constant currency percentages by converting its financial results in a local currency for a period using the average exchange rate for the prior period to which it is comparing. This calculation may differ from similarly titled measures used by other companies.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements regarding guidance for the second quarter of 2025. The forward-looking statements are based on current expectations, estimates, forecasts, and projections about the industry in which we operate and management's beliefs and assumptions. Forward-looking statements may be identified by the use of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “outlook,” “projects,” “forecasts,” “aim” and similar expressions. Forward-looking statements are not guarantees of future performance, rely on a number of assumptions, and involve certain known and unknown risks and uncertainties that are difficult to predict, many of which are beyond our control. Factors that may cause actual outcomes and results to differ materially from what is expressed, forecasted or implied in the forward-looking statements include, among other things, our ability to attract, integrate, develop, manage, retain and motivate qualified consultants and senior leaders; our ability to prevent our consultants from taking our clients with them to another firm; our ability to maintain our professional reputation and brand name; our clients’ ability to restrict us from recruiting their employees; our heavy reliance on information management systems; risks arising from our implementation of new technology and intellectual property to deliver new products and services to our clients; our dependence on third parties for the execution of certain critical functions; the fact that we face the risk of liability in the services we perform; the fact that data security, data privacy and data protection laws and other evolving regulations and cross-border data transfer restrictions may limit the use of our services and adversely affect our business; any challenges to the classification of our on-demand talent as independent contractors; the fact that increased cybersecurity requirements, vulnerabilities, threats and more sophisticated and targeted cyber-related attacks could pose a risk to our systems, networks, solutions, services and data; the fact that our net revenue may be affected by adverse macroeconomic or labor market conditions, including impacts of inflation and effects of geopolitical instability;

the aggressive competition we face; the impact of foreign currency exchange rate fluctuations; our ability to access additional credit; social, political, regulatory, legal and economic risks in markets where we operate, including the impact of the ongoing war in Ukraine, the conflict between Israel and Hamas and any broader regional conflict in the Middle East, the risks of an expansion or escalation of those conflicts and our ability to quickly and completely recover from any disruption to our business; the impact from actions by the U.S. presidential administration and Congress; unfavorable tax law changes and tax authority rulings; our ability to realize the benefit of our net deferred tax assets; the fact that we may not be able to align our cost structure with net revenue; any impairment of our goodwill, other intangible assets and other long-lived assets; our ability to maintain an effective system of disclosure controls and internal control over our financial reporting and produce accurate and timely financial statements; our ability to execute and integrate future acquisitions; and the fact that we have anti-takeover provisions that make an acquisition of us difficult and expensive. We caution the reader that the list of factors may not be exhaustive. For more information on these risks, uncertainties and other factors, refer to our Annual Report on Form 10-K for the year ended December 31, 2024, under the heading "Risk Factors" in Item 1A. The forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Investors & Analysts:
Vance Edelson
Vance.Edelson@icrinc.com

Media:
Bianca Wilson, Global Director, Public Relations
bwilson@heidrick.com

Heidrick & Struggles International, Inc.
Consolidated Statements of Comprehensive Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2025	2024	$ Change	% Change
Revenue
Revenue before reimbursements (net revenue)	$283,578	$265,197	$18,381	6.9%
Reimbursements	3,864	3,901	(37)	(0.9)%
Total revenue	287,442	269,098	18,344	6.8%

Operating expenses
Salaries and benefits	189,475	174,413	15,062	8.6%
General and administrative expenses	41,424	41,363	61	0.1%
Cost of services	30,059	27,432	2,627	9.6%
Research and development	6,392	5,715	677	11.8%
Reimbursed expenses	3,864	3,901	(37)	(0.9)%
Total operating expenses	271,214	252,824	18,390	7.3%

Operating income	16,228	16,274	(46)	(0.3)%

Non-operating income (loss)
Interest, net	3,955	4,086
Other, net	(2,566)	2,571
Net non-operating income	1,389	6,657

Income before income taxes	17,617	22,931

Provision for income taxes	4,311	8,899

Net income	13,306	14,032

Other comprehensive income (loss), net of tax	2,502	(4,091)

Comprehensive income	$15,808	$9,941

Weighted-average common shares outstanding
Basic	20,464	20,144
Diluted	21,318	21,040

Earnings (loss) per common share
Basic	$0.65	$0.70
Diluted	$0.62	$0.67

Salaries and benefits as a % of net revenue	66.8%	65.8%
General and administrative expenses as a % of net revenue	14.6%	15.6%
Cost of services as a % of net revenue	10.6%	10.3%
Research and development as a % of net revenue	2.3%	2.2%
Operating margin	5.7%	6.1%

Heidrick & Struggles International, Inc.
Segment Information
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2025	2024	$ Change	% Change
Revenue
Executive Search
Americas	$144,404	$136,679	$7,725	5.7%
Europe	45,391	41,481	3,910	9.4%
Asia Pacific	23,595	23,321	274	1.2%
Total Executive Search	213,390	201,481	11,909	5.9%
On-Demand Talent	42,564	37,857	4,707	12.4%
Heidrick Consulting	27,624	25,859	1,765	6.8%
Revenue before reimbursements (net revenue)	283,578	265,197	18,381	6.9%
Reimbursements	3,864	3,901	(37)	(0.9)%
Total revenue	$287,442	$269,098	$18,344	6.8%

Adjusted EBITDA
Executive Search
Americas	$44,222	$41,871	$2,351	5.6%
Europe	5,042	3,353	1,689	50.4%
Asia Pacific	3,035	3,195	(160)	(5.0)%
Total Executive Search	52,299	48,419	3,880	8.0%
On-Demand Talent	400	(921)	1,321	143.4%
Heidrick Consulting	(2,096)	(2,027)	(69)	(3.4)%
Total segments	50,603	45,471	5,132	11.3%
Research and Development	(4,624)	(4,925)	301	6.1%
Global Operations Support	(16,857)	(14,678)	(2,179)	(14.8)%
Total Adjusted EBITDA	$29,122	$25,868	$3,254	12.6%

1 Margin based on revenue before reimbursements (net revenue).

Heidrick & Struggles International, Inc.
Reconciliation of Net Income and Adjusted Net Income (Non-GAAP)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Net income (loss)	$13,306	$14,032

Adjustments
Acquisition related earnout and contingent compensation fair value adjustments, net of tax(1)	885	—
Total adjustments	885	—

Adjusted net income	$14,191	$14,032

Weighted-average common shares outstanding
Basic	20,464	20,144
Diluted	21,318	21,040

Earnings (loss) per common share
Basic	$0.65	$0.70
Diluted	$0.62	$0.67

Adjusted earnings per common share
Basic	$0.69	$0.70
Diluted	$0.67	$0.67

1 The Company recorded a fair value adjustment to increase the On-Demand Talent earnout and contingent compensation accrual by $1.3 million for the three months ended March 31, 2025.

Heidrick & Struggles International, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31, 2025	December 31, 2024

Current assets
Cash and cash equivalents	$211,944	$515,627
Marketable securities	112,715	47,896
Accounts receivable, net	182,136	134,331
Prepaid expenses	33,970	28,718
Other current assets	47,421	39,935
Income taxes recoverable	6,964	6,470
Total current assets	595,150	772,977

Non-current assets
Property and equipment, net	51,938	51,685
Operating lease right-of-use assets	80,863	83,518
Assets designated for retirement and pension plans	10,424	9,976
Investments	64,434	58,290
Other non-current assets	26,113	25,500
Goodwill	139,447	137,861
Other intangible assets, net	11,304	12,483
Deferred income taxes	44,018	41,898
Total non-current assets	428,541	421,211

Total assets	$1,023,691	$1,194,188

Current liabilities
Accounts payable	$23,103	$25,088
Accrued salaries and benefits	171,155	353,531
Deferred revenue	55,957	51,085
Operating lease liabilities	17,652	17,653
Other current liabilities	64,869	21,369
Income taxes payable	16,804	14,287
Total current liabilities	349,540	483,013

Non-current liabilities
Accrued salaries and benefits	41,826	58,547
Retirement and pension plans	79,118	72,138
Operating lease liabilities	82,436	83,152
Other non-current liabilities	4,318	42,905
Deferred income taxes	1,403	1,616
Total non-current liabilities	209,101	258,358

Total liabilities	558,641	741,371

Stockholders’ equity	465,050	452,817

Total liabilities and stockholders’ equity	$1,023,691	$1,194,188

Heidrick & Struggles International, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows - operating activities
Net income	$13,306	$14,032
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,847	4,790
Deferred income taxes	(1,883)	(87)
Stock-based compensation expense	2,510	2,644
Accretion expense related to earnout payments	481	466
Gain on marketable securities	(948)	(539)
Loss on disposal of property and equipment	7	14
Changes in assets and liabilities, net of effects of acquisition:
Accounts receivable	(45,609)	(41,125)
Accounts payable	(2,510)	(2,069)
Accrued expenses	(199,320)	(182,590)
Restructuring accrual	(964)	—
Deferred revenue	4,347	1,951
Income taxes recoverable and payable, net	1,846	4,723
Retirement and pension plan assets and liabilities	6,732	5,453
Prepaid expenses	(4,673)	(7,991)
Other assets and liabilities, net	(10,393)	(3,096)
Net cash used in operating activities	(232,224)	(203,424)

Cash flows - investing activities
Capital expenditures	(2,734)	(6,173)
Purchases of marketable securities and investments	(118,719)	(5,400)
Proceeds from sales of marketable securities and investments	48,325	66,285
Net cash provided by (used in) investing activities	(73,128)	54,712

Cash flows - financing activities
Debt issuance costs	(360)	—
Cash dividends paid	(3,196)	(3,216)
Payment of employee tax withholdings on equity transactions	(2,889)	(2,862)
Net cash used in financing activities	(6,445)	(6,078)

Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	8,122	(4,997)

Net decrease in cash, cash equivalents and restricted cash	(303,675)	(159,787)
Cash, cash equivalents and restricted cash at beginning of period	515,813	412,618
Cash, cash equivalents and restricted cash at end of period	$212,138	$252,831

Heidrick & Struggles International, Inc.
Reconciliation of Net Income to Adjusted EBITDA (Non-GAAP)
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue before reimbursements (net revenue)	$283,578	$265,197

Net income	13,306	14,032
Interest, net	(3,955)	(4,086)
Other, net	2,566	(2,571)
Provision for income taxes	4,311	8,899
Operating income	16,228	16,274

Adjustments
Depreciation	3,179	2,493
Intangible amortization	1,668	2,297
Earnout accretion	481	466
Earnout fair value adjustments	942	—
Acquisition contingent consideration	2,821	1,988
Deferred compensation plan	(358)	2,350
Reorganization costs	4,161	—
Total adjustments	12,894	9,594

Adjusted EBITDA	$29,122	$25,868
Adjusted EBITDA margin	10.3%	9.8%

Heidrick & Struggles International, Inc.
Reconciliation of Operating Income (Loss) to Adjusted EBITDA by Line of Business (Non-GAAP)
(In thousands)
(Unaudited)

	Three Months Ended March 31, 2025
	Executive Search	On-Demand Talent	Heidrick Consulting	Research & Development	Global Operations Support	Total

Revenue before reimbursements (net revenue)	$213,390	$42,564	$27,624	$—	$—	$283,578

Operating income (loss)[1]	50,508	(5,634)	(3,827)	(6,392)	(18,427)	16,228

Adjustments
Depreciation	1,176	208	208	1,437	150	3,179
Intangible amortization	11	1,290	367	—	—	1,668
Earnout accretion	—	427	54	—	—	481
Earnout fair value adjustments	—	942	—	—	—	942
Acquisition contingent compensation	—	1,917	904	—	—	2,821
Deferred compensation plan	(349)	—	(4)	(5)	—	(358)
Reorganization costs	953	1,250	202	336	1,420	4,161
Total adjustments	1,791	6,034	1,731	1,768	1,570	12,894

Adjusted EBITDA	$52,299	$400	$(2,096)	$(4,624)	$(16,857)	$29,122
Adjusted EBITDA margin	24.5%	0.9%	(7.6)%	(1.6)%	(5.9)%	10.3%

	Three Months Ended March 31, 2024
	Executive Search	On-Demand Talent	Heidrick Consulting	Research & Development	Global Operations Support	Total

Revenue before reimbursements (net revenue)	$201,481	$37,857	$25,859	$—	$—	$265,197

Operating income (loss)[1]	45,532	(4,849)	(3,842)	(5,715)	(14,852)	16,274

Adjustments
Depreciation	1,241	131	197	754	170	2,493
Intangible amortization	17	1,835	445	—	—	2,297
Earnout accretion	—	406	60	—	—	466
Earnout fair value adjustments	—	—	—	—	—	—
Acquisition contingent compensation	(630)	1,556	1,062	—	—	1,988
Deferred compensation plan	2,259	—	51	36	4	2,350
Total adjustments	2,887	3,928	1,815	790	174	9,594

Adjusted EBITDA	$48,419	$(921)	$(2,027)	$(4,925)	$(14,678)	$25,868
Adjusted EBITDA margin	24.0%	(2.4%)	(7.8%)	(1.9)%	(5.5)%	9.8%

1 The Company does not allocate interest income or expense, other income or expense, and the provision for income taxes to the Company’s reportable operating segments. As such, the Company has concluded that operating income (loss) represents the most directly comparable measure of financial performance presented in accordance with U.S. GAAP for the reconciliation of Adjusted EBITDA in this presentation.